Exhibit 10.3

EXHIBIT E-1

NONCOMPETITION AGREEMENT

This NONCOMPETITION AGREEMENT (this “Agreement”), dated as of February     , 2006, is entered into by and between Placer Sierra Bancshares, a California corporation (“PLSB”) and                                 (the “Shareholder”).

RECITALS

A. PLSB and Southwest Community Bancorp, a California corporation have entered into that certain Agreement and Plan of Merger and Reorganization dated as of February     , 2006 (the “Merger Agreement”).

B. The Shareholder is a director of Southwest.

C. As an inducement to PLSB to enter into the Merger Agreement, the Shareholder agrees to refrain from competing with PLSB or its wholly owned subsidiary, Placer Sierra Bank, a California corporation (“PSB”) or using trade secrets or soliciting customers or employees of PSB, Southwest or Southwest Community Bank, a California banking corporation (collectively, “Southwest”) or any of their respective subsidiaries or successors.

D. Except as otherwise provided herein, each capitalized term shall have the meaning given to such term in the Merger Agreement. As used in this Agreement, the following terms shall have the meanings set forth:

“Customer” shall mean any Person with whom Southwest has an existing relationship for Financial Services (as defined below) from the date of the Merger Agreement until immediately prior to the Effective Time of the Holding Company Merger.

“Enterprises” shall mean any of the businesses conducted by PLSB, PSB or Southwest or any of their respective subsidiaries at any time from the date of the Merger Agreement until immediately prior to the Effective Time of the Holding Company Merger.

“Financial Institution” shall mean a “depository institution” as that term is defined in 12 C.F.R. Section 348.2 and any parent, subsidiary or affiliate thereof.

“Financial Services” shall mean the origination, purchasing, selling and servicing of commercial, real estate, residential, construction and consumer loans, the provision of inventory financing and the solicitation and provision of deposit services and services related thereto and acting as transfer agent or registrar for corporate stocks.

“Prospective Customer” shall mean any Person with whom Southwest has actively pursued a relationship for Financial Services at any time within the last twelve months prior to the Effective Time of the Holding Company Merger.

“Trade Secrets” shall mean:

(a) All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, lists of Customers and Prospective Customers, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans and proposals otherwise pertaining to same or relating to the business and properties of Southwest of which the Shareholder has acquired, or may hereafter acquire, knowledge and possession as a shareholder, director, officer or employee or as a result of the transactions contemplated by the Merger Agreement.

(b) Notwithstanding any other provisions of this Agreement to the contrary, “Trade Secrets” shall not include any (i) information which is or has become available from a third party who learned the information independently and is not or was not bound by a confidentiality agreement with respect to such information, or (ii) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of a disclosure or other dissemination in contravention of a confidentiality agreement).

NOW THEREFORE, in consideration of the premises and respective representations, warranties and covenants, agreements and conditions contained herein and in the Merger Agreement, and intending to be legally bound hereby, the Shareholder and PLSB agree as follows:

ARTICLE I

ACKNOWLEDGMENTS BY THE SHAREHOLDER

1.1 Acknowledgment . The Shareholder acknowledges that:

(a) PLSB would not enter into the Merger Agreement unless Shareholder agrees not to enter into an activity that is competitive with or similar to the Enterprises and that, accordingly, this Agreement is a material inducement for PLSB to enter into and to carry out the terms of the Merger Agreement. Accordingly, Shareholder expressly acknowledges that he is entering into this Agreement to induce PLSB to enter into and carry out the terms of the Merger Agreement.

(b) By virtue of his position with Southwest, Shareholder has developed considerable expertise in the business operations of Southwest and has access to Trade Secrets. Shareholder recognizes that PLSB would be irreparably damaged, and its substantial investment in Southwest materially impaired, if the Shareholder were to enter into an activity that is competitive with or similar to the Enterprises in violation of the terms of this Agreement, if the Shareholder were to disclose or make unauthorized use of any Trade Secrets or if the Shareholder were to solicit Customers, Prospective Customers or employees of Southwest or PSB. Accordingly, the Shareholder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to the Shareholder in all respects.

ARTICLE II

NONCOMPETITION AND NONSOLICITATION

2.1 Noncompetition. For a period of two years after the Effective Time of the Holding Company Merger, the Shareholder shall not, directly or indirectly, without the prior written consent of the Surviving Corporation or the Surviving Bank (i) own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, any business or enterprise engaged in any business which is competitive with or similar to the Enterprises within a 15-mile radius of any of the offices of PSB or Southwest existing as of the date hereof (the “Territory”) or (ii) engage in any other manner, within the Territory, in any business that is competitive with or similar to the Enterprises. Notwithstanding the above, the Shareholder shall not be deemed to be engaged directly or indirectly in any business in contravention of paragraphs (i) or (ii) above, if (x) the Shareholder participates in any such business solely (A) as an officer or director of PSB, Southwest, the Surviving Bank or Surviving Corporation or (B) as a passive investor in up to 5% of the equity securities or 10% of the debt securities of a company or partnership, provided such securities are publicly traded or (y) the Shareholder is employed by a business or enterprise that is engaged primarily in a business other than that which is competitive with or similar to the Enterprises and the Shareholder does not apply his expertise at such business or enterprise to that part of such business or enterprise that is competitive with or similar to the Business or the Enterprises or (z) as specifically set forth in Schedule 2.1 .

2.2 Nonsolicitation. For a period of two years after the Effective Time of the Holding Company Merger, the Shareholder shall not, directly or indirectly, without the prior written consent of the Surviving Corporation or the Surviving Bank on behalf of any Financial Institution, solicit or aid in the solicitation of Customers or Prospective Customers for Financial Services or induce or attempt to induce immediately any Person who is a Customer, Prospective Customer, supplier, distributor, officer or employee of Southwest or PSB prior to the Effective Time of the Holding Company Merger to terminate such person’s relationships with, or to take any action that would be disadvantageous to, the Surviving Corporation, PSB, Southwest or the Surviving Bank.

2.3 Trade Secrets. Without limiting the generality of the foregoing and at all times after the date hereof, other than for the benefit of Southwest and, after the Effective Time of the Holding Company Merger, other than for the benefit of the Surviving Corporation and, PSB, Southwest and the Surviving Bank, the Shareholder (i) shall make no use of the Trade Secrets, or any other part thereof, to any other Person, and (iii) shall deliver, on and after the Effective Time of the Holding Company Merger, all documents, reports, drawings, designs, plans proposals and other tangible evidence of Trade Secrets, now possessed or hereafter acquired by the Shareholder, to the Surviving Corporation.

2.4 Exceptions. Notwithstanding any provision of this Agreement to the contrary, the Shareholder may disclose or reveal any information, whether including in whole or in part any Trade Secrets, that:

(a) The Shareholder is required to disclose or reveal under any applicable law, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable law, gives the Surviving Corporation prompt notice of such requirement in advance of such disclosure.

(b) The Shareholder is otherwise required to disclose or reveal by any Governmental Entity, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Law, gives the Surviving Corporation prompt notice of such requirement in advance of such disclosure; or

(c) In the opinion of the Shareholders’ counsel, the Shareholder is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any Governmental Entity, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Law, gives the Surviving Corporation prompt notice of such requirement in advance of such disclosure.

ARTICLE III

INDEPENDENCE OF OBLIGATIONS

The convenants of the Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Shareholder, on the one hand, and PLSB on the other, and the existence of any claim or cause of action by the Shareholder against PLSB, Southwest, PSB, the Surviving Corporation or the Surviving Bank or any of their respective subsidiaries shall not constitute a defense to the enforcement of such covenants against the Shareholder.

ARTICLE IV

GENERAL

4.1 Amendments. To the fullest extent permitted by law, this Agreement may be amended by agreement in writing of the parties hereto at any time.

4.2 Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for other documents to be executed pursuant to the Merger Agreement) supersedes all prior agreements and understanding of the parties in connection therewith.

4.3 Termination.

(a) This Agreement shall terminate automatically without further action in the event that the Merger Agreement is terminated prior to the Effective Time of the Holding Company Merger in accordance with its terms.

(b) Unless sooner terminated pursuant to subsection (a) of this Section 4.3, the obligations of Shareholder under Section 2.1 and Section 2.2 shall terminate on the second anniversary of the Effective Time of the Holding Company Merger.

(c) Unless sooner terminated under subsection (a) of this Section 4.3, and except as provided in subsection (b) of this Section 4.3, the obligations of the Shareholder under this Agreement shall terminate only on the mutual agreement of the Shareholder and PLSB or the Surviving Corporation.

4.4 Specific Performance. Shareholder acknowledges and agrees that irreparable injury will result to PLSB in the event of a breach of any of the provisions of this Agreement and that PLSB will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of this Agreement, and in addition to any other legal or equitable remedy PLSB may have, PLSB shall be entitled to the entry of a preliminary injunction and a permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction, to restrain the violation or breach thereof by Shareholder or any affiliates, agents or any other persons acting for or with Shareholder in any capacity whatsoever, and Shareholder submits to the jurisdiction of such court in any such action. In addition, after discussing the matter with Shareholder, PLSB shall have the right to inform any third party that PLSB reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of PLSB hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with PLSB set forth in this Agreement may give rise to claims by PLSB against such third party.

4.5 Severability and the Like. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

4.6 Notices. Any notices or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission, (c) sent by overnight carrier, postage prepaid with return receipt requested or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to PLSB, addressed to:

Placer Sierra Bancshares

525 J Street

Sacramento, California 95814

Attention: Ronald W. Bachli

                 Angelee J. Harris

Telecopier No. (916) 329-9238

With a copy addressed to:

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, California 90064-1614

Attention: William T. Quicksilver

Telecopier No. (310) 312-4224

If to Shareholder, addressed to:

______________________________

______________________________

______________________________

______________________________

______________________________

With a copy addressed to:

Horgan, Rosen, Beckham & Coren, LLP

23975 Park Sorrento, Suite 200

Calabasas, California 91302-4001

Attention: S. Alan Rosen

Telecopier No. (818) 591-3838

And a copy addressed to:

General Counsel

Southwest Community Bancorp

5810 El Camino Real

Carlsbad, California 92008

Attention: Paul M. Weil

Telecopier No.: (760) 431-2164

or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 4.6. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission or on the next business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

4.7 Waiver of Breach. Any failure or delay by PLSB in enforcing any provision of his Agreement shall not operate as a waiver thereof. The waiver by PLSB of a breach of any provision of this Agreement by Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

4.8 Assignment. This Agreement may be assignable by PLSB to PSB or in connection with a sale of all or substantially all of their respective assets or a merger or reorganization in which either of them is not the surviving corporation. Any attempted assignment in violation of this prohibition shall be null and void.

4.9 Binding Effect; Benefit to Successors. This Agreement shall be binding upon the Shareholder and upon the Shareholder’s successor and representatives and shall inure to the benefit of PLSB and their respective successors, representatives and assigns.

4.10 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in this State.

4.11 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

4.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

PLACER SIERRA BANCSHARES
By:
Name:	Ronald W. Bachli
Title:	Chairman and Chief Executive Officer

SHAREHOLDER
Name:

SIGNATURE PAGE TO NONCOMPETITION AGREEMENT

SCHEDULE 2.1